Banco
Santander Puerto Rico

PROGRAMA DE CONTINUACION SALARIAL
PARA EJECUTIVOS CLAVES

La Junta de Directores ha determinado que sirve los mejores intereses del Banco retener los servicios de Benito Cantalapiedra ya que, hasta el presente, hall constituido sus servicios una contribución valiosa para el bienestar general del Banco Santander Puerto Rico en términos de una eficiencia operacional reflejada en las actividades del negocio.

Banco Santander Puerto Rico ha diseñado un programa para Ejecutivos Claves que tiene como prop6sito incentivar el desempeño excepcional y retribuir los servicios a ser prestados en el futuro y retener su servicio hasta la edad mínima de 62 anos.

ARTICULO 1

Elegibilidad

Serán elegibles para participar en este programa de continuación salarial solo aquellos ejecutivos o empleados que sean empleados regulares del Banco Santander Puerto Rico que sean designados para Comité Ejecutivo del Banco Santander Puerto Rico.

Los requisitos de elegibilidad a continuar en este programa son determinados par:

a. Mantener un desempeño de las responsabilidades asignadas con una evaluación anual de "Excelente" o "Sobresaliente", en los servicios a ser prestados en el futuro.

b. Continuar en el empleo activo con demostrado desemperno excepcional hasta la edad mínima de 62 afijos.

c. Ser designado por la Junta de Directores como participante.

d. Aprobar examen físico a satisfacción del Banco.

ARTICULO 2

Beneficio por Retiro/Muerte

Este acuerdo provee un programa de continuación salarial para el ejecutivo (a) a la edad que escoja para retiro después de los 60 años o mas de edad siempre y cuando se cumplan los requisitos establecidos para la elegibilidad. Banco Santander Puerto Rico, denominado el Banco habrá de hacer disponible la suma de $750,000.00 pagadero en 120 mensualidades o en diez (10) años a partir de la fecha que escoja para retiro después de haber cumplido 62 anos. El primer pago mensual será pagadero el primer día del mes después de acogerse a la fecha de retiro establecida. Si el empleado muere posterior a estar retirado, pero antes de completar los pagos previamente acordados, el balance de los pagos le será pagado a aquellos beneficiarios que el empleado haya establecido, por escrito. En la ausencia de una designación por parte del empleado, aquel remanente de pagos pendiente de pagar a la muerte del empleado será pagadero en una sola suma, descontada al 10% por año, a sus herederos.

ARTICULO 3

Muerte Antes del Retiro

En la eventualidad que el empleado muera estando empleado por el Banco en algún momento después de la fecha de este acuerdo, pero antes de cumplir su fecha de retiro, y se hallan cumplido los requisitos de este acuerdo, el Banco pagara una suma igual a la cantidad establecida en el Acuerdo en pagos mensuales por un periodo de 120 meses a los beneficiarios que el empleado haya establecido por escrito con el Banco. Estos pagos mensuales comenzaran el primer día del mes después de la muerte del empleado. En ausencia de cualquier designación de beneficiario, las cantidades que sean pagaderas a raíz de la muerte del empleado serán pagaderas en un solo pago descontado al 10% por año al administrador de los bienes del caudal del empleado fallecido.

En la eventualidad que el empleado muera dentro de los primeros dos (2) anos después de la firma de este Acuerdo y la muerte sea por razones de suicidio, el beneficio por muerte provisto por este Articulo no será pagado.

ARTICULO 4

Servicio de Consultoría

Se acuerda por ambas partes que durante los cinco (5) años subsiguientes al periodo en que el empleado comienza a recibir sus beneficios diferidos, el empleado, a petición del Banco, estará disponible ––en aquellas veces en que sea mutuamente acordado por ambos ––a prestar servicios al Banco en una capacidad de consultoría y asesoramiento. El empleado siempre estará informado de los asuntos del Banco a través de informes que el Banco le suplirá y por aquellos otros medios en los cuales se acuerde mutuamente así hacerlo. Al empleado no se le requerirá el viajar desde su sitio de residencia o quedarse en alguna localización para ofrecer estos servicios de consultoría, a menos que todos los gastos incurridos sean pagados por el Banco.

Durante ese periodo, e independientemente de que realice servicios de consultoría o no, el empleado no participara directa o indirectamente en negocio alguno que sea sustancialmente similar al negocio del Banco ya sea como dueño, socio, accionista, oficial, empleado o en alguna otra capacidad, a menos que el Banco consienta por escrito a esta actividad.

Los pagos provistos bajo este programa serán condicionados a que el empleado cumpla con estos requisitos; y, en la eventualidad que el empleado en algún momento no cumpla con estos requisitos, el Banco puede, suspender o eliminar estos pagos durante el periodo del incumplimiento de dichas cláusulas. Lo que constituya un incumplimiento será decidido únicamente a discreción del Banco.

ARTICULO 5

Participación en Otros programas

Nada contenido en este Acuerdo afectara en alguna manera los derechos y privilegios del empleado a participar en cualquier plan de pensiones u otros programas que el Banco pueda proveer para todos sus empleados.

ARTICULO 6

Contrato de Empleo

Este Acuerdo no constituye ni se considerara un contrato de empleo entre ambas partes, ni tampoco restringirá el derecho del Banco a terminar el empleo del empleado por cualquier razón o restringir el derecho del empleado a terminar su empleo con el Banco.

ARTICULO 7

Revocación

El Banco se reserva el derecho de enmendar, alterar o terminar este programa en cualquier momento, a su libre discreción .

Los réditos bajo el programa de Continuación Salarial al empleado o sus beneficiarios se pagara exclusivamente de los fondos generales del Banco y no estarán garantizados por póliza o fondo alguno. Los derechos de los empleados o beneficiarios bajo este programa serán aquellos de cualquier acreedor común del Banco.

ARTICULO 8

Terminación Involuntaria por Parte del Empleado

En la eventualidad de que antes de la fecha de retiro el empleado sea despedido, este acuerdo terminara a la fecha de la separación involuntaria, sin ninguna clase de rédito o pago alguno.

ARTICULO 9

Terminación Voluntaria por parte del Empleado

En la eventualidad que el empleado desee terminar su relación de empleo o renuncie al empleo con el Banco, el empleado no recibirá ninguna clase de réditos o pago alguno.

ARTICULO 10

Obligaciones y Condiciones

El Banco se reserva el derecho de terminar este acuerdo con el empleado bajo las siguientes situaciones:

1. Conducta impropia

2. Acciones deshonestas o en contra de los intereses corporativos.

3. Violación de las políticas y procedimientos del Banco.

4. Incumplimiento de las políticas del Manual de Normas y Conducta y Etica Profesional.

5. Deficiencias en el desempeño de su trabajo.

6. Divulgar el contenido de este acuerdo a terceras personas

El programa será revisado cada dos años en base a evaluaciones sobre el desempeño de las funciones de los ejecutivos participantes, que llevara a cabo el Banco para fines de este programa. El Banco podrá dar por terminado este programa en cuanto al empleado, si del resultado de la evaluación el Banco concluye que el empleado ha dejado de contribuir de forma sustancial al bienestar general del Banco. Si los patrones de producción han bajado dramáticamente o si la evaluación del empleado así lo amerita, a interpretación del Banco, el programa se podrá descontinuar en ese momento en lo que respecta a uno, algunos o todos los participantes, y lo que este acumulado se pagaría a la edad normal de retiro establecida a los 65 años. Independientemente de lo anterior, el Banco se reserva el derecho de enmendar y/o terminar este programa en cualquier momento, a su libre discreción. Esta determinación es una prerrogativa del Banco, y estará disponible en todo momento a partir de la fecha en que se firme el Acuerdo con el empleado.

ARTICULO 11

Divulgación del Contenido del Plan

Al firmar este acuerdo el ejecutivo(a) designado(a) a participar en el programa se comprornete a no divulgar el contenido del misrno a terceras personas. La desviación a este articulo puede constituir causal para que se discontinué el beneficio.

ARTICULO 12

Responsabilidad Contributiva del Empleado

El empleado asumirá cualquier responsabilidad bajo leyes fiscales o contributivas aplicables por concepto de los réditos del plan según descritos en el Articulo 2 al momento en que comience a recibir los mismos.

ARTICULO 13

Leyes Aplicables

Este Acuerdo se regirá por las leyes del Estado Libre Asociado de Puerto Rico. Cualquier cambia, enmienda o terminación será hecho solamente por escrito.

En San Juan, puerto Rico a 21 de junio de 1991.

By:/s/ Don Benito Cantalapiedra

By:/s/ Estrella Miranda

Vicepresidente

Recursos Humanos